                                 SPECIFICATIONS

Certificate Type:     Non-Qualified    Certificate Number:                          zz00000000
Issue Date:           01/01/2000       Annuity Date:                                01/01/2025
                                       (Must be at least 1year after the issue date)

Owner:                John Doe         Owner Date of Birth:                         01/01/1960
Joint Owner:          Jack Doe         Joint Owner Date of Birth:                   01/01/1960

Annuitant:            Mary Doe         Annuitant Date of Birth:                     01/01/1950
Joint Annuitant:      Michael Doe      Joint Annuitant Date of Birth:               01/01/1950

                                       Beneficiary(ies):
                                       Primary:                  Surviving Joint Owner, if any
                                       1st Contingent:                             Michael Doe
                                       2nd Contingent:                             Mary Doe

Payment Credit Percentage:          5% of each Payment

Minimum Fixed Account               Minimum Additional Payment
Guaranteed Interest Rate:  3%       Amount:                                        $ 50.00
Minimum Withdrawal                  Minimum Annuity Benefit Payment:               $ 20.00
Amount:                    $100.00

Surrender Charge Table:

                          Years From                      Surrender Charge as a
                          Date of Payment                 Percent of the Payments
                          To Date of Withdrawal           Withdrawn
                          -------------------------------------------------------
                          Less Than:       1                 8 1/2%
                                           2                 8 1/2%
                                           3                 8 1/2%
                                           4                 8 1/2%
                                           5                 7 1/2%
                                           6                 6 1/2%
                                           7                 5 1/2%
                                           8                 3 1/2%
                                           9                 1 1/2%
                                  Thereafter                 0%

Withdrawal Without Surrender Charge Percentage: 15%
Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Certificate Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.
Present Value Withdrawal Amount: 100% of Present Value of remaining guaranteed annuity benefit payment if the Payments Guaranteed for a Specified Number of Years annuity option is selected.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [1-800-782-8380]

Owner:                John Doe                  Certificate Number:   zz00000000

Joint Owner:          Jack Doe

Initial Payment:      $25,000

Payment Allocation: (The Initial Payment is allocated in the following manner:)

         VARIABLE SUB-ACCOUNTS:
         ---------------------

[Kemper Aggressive Growth            KVS Focused Large Cap Growth
Kemper Technology Growth             KVS Growth Opportunities
KVS Dreman Financial Services        KVS Growth and Income
Kemper Small Cap Growth
Kemper Small Cap Value               Scudder 21st Century Growth
KVS Dreman High Return Equity        Scudder International
Kemper International                 Scudder Global Discovery
Kemper New Europe                    Scudder Capital Growth
Kemper Global Blue Chip              Scudder Growth and Income
Kemper Growth
Kemper Contrarian Value              Alger American Leveraged AllCap
Kemper Blue Chip                     Alger American Balanced
Kemper Value+Growth
KVS Index 500                        Dreyfus MidCap Stock
Kemper Horizon 20+                   Dreyfus Socially Responsible Growth
Kemper Total Return
Kemper Horizon 10+                   Warburg Pincus Emerging Markets
Kemper High Yield                    Warburg Pincus Global Post-Venture Capital]
Kemper Horizon 5
Kemper Strategic Income
Kemper Investment Grade Bond
Kemper Government Securities
Kemper Money Market

       FIXED ACCOUNT:

       Initial Interest Rate (applies only to Initial Payment)    [5.5%]


       100%            TOTAL OF ALL ACCOUNTS

Owner:        John Doe                          Certificate Number:   zz00000000

Joint Owner:  Jack Doe


RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:


     EDB Charge:                                   .15% on an annual basis of
                                                   the Accumulated Value of the
                                                   Certificate deducted Pro Rata
                                                   on the last day of each
                                                   month. A prorated charge will
                                                   be deducted upon
                                                   termination.]

                           SPECIFICATIONS (SUPPLEMENT)

Certificate Type:          Non-qualified             Certificate Number:                         zz00000000

Owner:                     John Doe                  Owner Date of Birth:                        01/01/1960
Joint Owner:               Jack Doe                  Joint Owner Date of Birth:                  01/01/1960

Annuitant:                 Mary Doe                  Annuitant Date of Birth:                    01/01/1950
Joint Annuitant:           Michael Doe               Joint Annuitant Date of Birth:              01/01/1950

                                                     Beneficiary(ies):
                                                     Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             Michael Doe
                                                     2nd Contingent:                             Mary Doe

Payee:                                               John Doe and Jack Doe
Payee Address:                                       1 Main Street, Anywhere, USA 00000

Annuity Date:                                                                01/01/2025
Expiration of 90-Day Period:                                                 04/01/2025

Annuity Benefit Payment Option:                                        Joint with 2/3 Survivor Option
         Survivor Annuity Benefit Percentage:                                   66 2/3%
         Percentage under a Fixed Annuity Option:                               30%
         Percentage under a Variable Annuity Option:                            70%
                  Assumed Investment Return:                                    [3%, 5%]
                  Annuity Benefit Payment Change Frequency:                     Annual
                  Annuity Benefit Payment Frequency:                            Monthly
         Variable Allocation on Annuity Date:

                     SUB-ACCOUNTS:
                     -------------

[Kemper Aggressive Growth            KVS Focused Large Cap Growth
Kemper Technology Growth             KVS Growth Opportunities
KVS Dreman Financial Services        KVS Growth and Income
Kemper Small Cap Growth
Kemper Small Cap Value               Scudder 21st Century Growth
KVS Dreman High Return Equity        Scudder International
Kemper International                 Scudder Global Discovery
Kemper New Europe                    Scudder Capital Growth
Kemper Global Blue Chip              Scudder Growth and Income
Kemper Growth
Kemper Contrarian Value              Alger American Leveraged AllCap
Kemper Blue Chip                     Alger American Balanced
Kemper Value+Growth
KVS Index 500                        Dreyfus MidCap Stock
Kemper Horizon 20+                   Dreyfus Socially Responsible Growth
Kemper Total Return
Kemper Horizon 10+                   Warburg Pincus Emerging Markets
Kemper High Yield                    Warburg Pincus Global Post-Venture Capital]
Kemper Horizon 5
Kemper Strategic Income
Kemper Investment Grade Bond
Kemper Government Securities
Kemper Money Market

                           SPECIFICATIONS (SUPPLEMENT)



Present Value Withdrawal Amount:        100% of Present Value of remaining
guaranteed annuity benefit payments if the Payments Guaranteed for a Specified Number of Years annuity option is selected.

Mortality and Expense Risk Charge:      1.25% on an annual basis of the daily
                                        value of the Sub-Account assets.

Administrative Charge:                  .15% on an annual basis of the daily
                                        value of the Sub-Account assets.

Principal Office:                       440 Lincoln Street, Worcester,
                                        Massachusetts  01653  (1-800-782-8380)